UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 3.03 are incorporated by into this Item 3.02 by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On March 11, 2019, the Company filed Certificate of Correction(s) (“Corrections”) with the secretary of state of Nevada.  The Corrections included a Certificate of Validation, and were made to validate the Certificate of Designations previously filed for the Company’s Series A, Series B and Series C Preferred Stock, and the effective dates therefor.

The following represent a summary of the basic designations and preferences of each series of the Company’s preferred stock:

Series	Shares Issued	Voting Rights	Conversion Rate [1]	Dividend Rate

Series A	823,691	None	20.000	7%
Series B	40,000	None	20.000	10%
Series C	150,000	None	41.667 [2]	8%
Total	1,013,691

[1] Number of Common Stock issuable for each share of preferred stock held.

[2] Conversion rate subject to change if not converted within 12 months of issuance of preferred shares.

The foregoing summaries of the Certificates of Designation do not purport to be complete, and are qualified in their entirety by reference to the Certificate of Correction, the Certificate of Validation and the Certificate of Designation for Series A, Series B and Series C Preferred Stock, which are filed as Exhibit 3.6, 3.7 and 3.8, respectively, of this Current Report and incorporated by reference herein.

ITEM 5.02AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The disclosures set forth in Item 3.03 are incorporated by into this Item 5.02 by reference.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
3.6	Certificate of Correction; Certificate of Validation; Certificate of Designation – Series A Preferred Stock	Filed herewith
3.7	Certificate of Correction; Certificate of Validation; Certificate of Designation – Series B Preferred Stock	Filed herewith
3.8	Certificate of Correction; Certificate of Validation; Certificate of Designation – Series C Preferred Stock	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: March 15, 2019	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer